EXHIBIT 3.1

CERTIFICATE OF INCORPORATION
OF
LAM RESEARCH CORPORATION

FIRST:	The name of the Corporation is Lam Research Corporation (the "Corporation").
SECOND:

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust company.

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
FOURTH:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares, consisting of Thirty Million (30,000,000) shares of Common Stock, $.001 par value (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, $.001 par value (the "Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences or any wholly unissued class or series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

The Board of Directors is further authorized to increase or decrease the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:	The name and mailing address of the incorporator are as follows: Christopher D. Mitchell Wilson, Sonsini, Goodrich & Rosati Professional Corporation Two Palo Alto Square, Suite 900 Palo Alto, CA 94306
SIXTH:	The Corporation is to have perpetual existence.
SEVENTH:

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

EIGHTH:	The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.
NINTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.
TENTH:

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ELEVENTH:

At the election of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

TWELFTH:

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places an may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

THIRTEENTH:

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and the rights conferred upon stockholders herein are granted subject to this reservation.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated: September 7, 1989

/s/ CHRISTOPHER D. MITCHELL
Christopher D. Mitchell

AGREEMENT AND PLAN OF MERGER
OF LAM RESEARCH CORPORATION,
A DELAWARE CORPORATION,
AND
LAM RESEARCH CORPORATION,
A CALIFORNIA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER dated as of February 28, 1990 (the "Agreement") is between Lam Research Corporation, a Delaware corporation ("Lam Delaware") and Lam Research Corporation, a California corporation ("Lam California"). Lam Delaware and Lam California are sometimes referred to herein as the "Constituent Corporations."

RECITALS

  Lam Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 30 million shares of "Common Stock," $0.001 par value and 5 million shares of "Preferred Stock," $0.001 par value. As of February 28, 1990, 100 shares of Common Stock were issued and outstanding, all of which are held by Lam California.
  Lam California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 20 million shares of "Common Stock," $0.001 par value. As of December 31, 1989, 11,310,668 shares of Common Stock were issued and outstanding.
  The Board of Directors of Lam California has determined that, for the purpose of effecting the reincorporation of Lam California in the State of Delaware, it is advisable and in the best interests of Lam California that Lam California merge with and into Lam Delaware upon the terms and conditions herein provided.
  The respective Boards of Directors of Lam Delaware and Lam California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Lam Delaware and Lam California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I

MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Lam California shall be merged with and into Lam Delaware (the "Merger"), the separate existence of Lam California shall cease and Lam Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Lam Research Corporation.

1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

  This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;
  All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;
  An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and
  An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Lam California shall cease and Lam Delaware, an the Surviving Corporation, (i) shall continue to posse" all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Lam California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Lam California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Lam California in the same manner as if Lam Delaware had itself incurred then, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

II

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Certificate of Incorporation of Lam Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of Lam Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of Lam Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III

MANNER OF CONVERSION OF STOCK

3.1 Lam California Common Shares. Upon the Effective Date of the Merger, each share of Lam California Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

3.2 Lam California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue, on the terms provided therein, the stock option plans (including the Amended 1981 Incentive Stock Option Plan and the Amended 1984 Incentive Stock Option Plan) and all other employee benefit plans (including the 1984 Employee Stock Purchase Plan) of Lam California. Each outstanding and unexercised option or other right to purchase Lam California Common Stock shall become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Lam California Common Stock issuable pursuant to any such option or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Lam California option or stock purchase right at the Effective Date of the Merger.

A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options or stock purchase rights equal to the number of shares of Lam California Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3 Lam Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Lam Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Lam Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Lam California Common Stock may, at such stockholder's option, surrender the same for cancellation to Bank of America, N.T. & S.A., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Lam California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Lam California Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Lam California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of Lam Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Lam Delaware that such tax has been paid or is not payable.

IV

GENERAL

4.1 Covenants of Lam Delaware. Lam Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

  Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process an required under the provisions of Section 2105 of the California General Corporation Law.
  File any and all documents with the California Franchise Tax Board necessary for the assumption by Lam Delaware of all of the franchise tax liabilities of Lam California.
  Take such other actions an say be required by the California General Corporation Law.

4.2 Further Assurances. From time to time, as and when required by Lam Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Lam California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Lam Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Lam California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Lam Delaware are fully authorized in the name and on behalf of Lam California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Lam California or of Lam Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Lam California or by the sole stockholder of Lam Delaware, or by both.

4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be affected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company in the registered agent of the Surviving Corporation at such address.

4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 4650 Cushing Parkway, Fremont, California 94538, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Lam Delaware and Lam California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

LAM RESEARCH CORPORATION
a Delaware corporation

By: /S/ ROGER D. EMERICK
Roger D. Emerick,
Chairman of the Board and Chief
Executive Officer

ATTEST:

/S/ HENK J. EVENHUIS
Henk J. Evenhuis, Secretary

LAM RESEARCH CORPORATION
a California Corporation

By: /S/ ROGER D. EMERICK
Roger D. Emerick,
Chairman of the Board and Chief
Executive Officer

ATTEST:

/S/ HENK J. EVENHUIS
Henk J. Evenhuis, Secretary

Lam Research Corporation

(Surviving Corporation)

OFFICERS' CERTIFICATE

Roger D. Emerick and Henk J. Evenhuis certify that:

    They are the Chairman of the Board and Chief Executive Officer, and the Secretary, respectively, of Lam Research Corporation, a corporation organized under the laws of the State of Delaware.
    The corporation has two classes of stock authorized, designated "Common Stock" and "Preferred Stock," respectively.
    There are 100 shares of Common Stock and zero shares of Preferred Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement").
    The principal terms of the Merger Agreement were approved by the board of directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.
    The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding.
    Roger D. Emerick and Henk J. Evenhuis further declare under penalty of perjury under the laws of the States of California and Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Executed in Fremont, California on February 28, 1990.

/S/ ROGER D. EMERICK
Roger D. Emerick

/S/ HENK J. EVENHUIS
Henk J. Evenhuis

LAM RESEARCH CORPORATION

(California Corporation)

OFFICERS' CERTIFICATE

Roger D. Emerick and Henk J. Evenhuis certify that:

  They are the Chairman of the Board and Chief Executive Officer, and the Secretary, respectively, of Lam Research Corporation, a corporation organized under the laws of the State of California.
  The corporation has one class of stock authorized, designated "Common Shares."
  There were 11,279,403 shares of Common Stock outstanding as of the record date (the "Record Date") and entitled to vote at the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved.
  The principal terms of the Merger Agreement were approved by the board of directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.
  The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date.
  Roger D. Emerick and Henk J. Evenhuis further declare under penalty of perjury under the laws of the States of California and Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Executed in Fremont, California on February 28 1990.

/S/ ROGER D. EMERICK
Roger D. Emerick

/S/ HENK J. EVENHUIS
Henk J. Evenhuis

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

LAM RESEARCH CORPORATION

Lam Research Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:

That by vote of a majority of the Board of Directors of the Corporation (the "Board") at a meeting held on August 5, 1993, the Board duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing and directing the officers and directors of the corporation to solicit the consent of the stockholders of the corporation for consideration thereof.

Therefore the first paragraph of Article "FOURTH" of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Ninety-Five Million (95,000,000) shares, consisting of Ninety Million (90,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock, per value $0.001 per share (the "Preferred Stock")."

SECOND:

That thereafter, the necessary number of shares of the Corporation's capital stock as required by the General Corporation Law of the state of Delaware voted in favor of the foregoing amendment at the annual meeting of the Corporation's stockholders held on October 28, 1993.

THIRD:	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Roger D. Emerick, its President, and J. Casey McGlynn, its Assistant Secretary, this 28th day of October, 1993.

By: /S/ ROGER D. EMERICK
Roger D. Emerick,
President

Attest: /S/ J. CASEY MCGLYNN
 J. Casey McGlynn,
Assistant Secretary

CERTIFICATE OF OWNERSHIP
MERGING
LAM RESEARCH INC.
INTO LAM RESEARCH CORPORATION
(Pursuant to Section 253 of the General Corporation Law of Delaware)

Lam Research Corporation, a corporation incorporated in Delaware an the 8th day of September, 1989 (the "Corporation'), pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this Corporation owns 100% of the capital stock of Lam Research Inc., a corporation incorporated on the 30th day of June, 1993, pursuant to the provisions of the General Laws of the Commonwealth of Massachusetts and that this corporation, by resolutions of its Board of Directors duly adopted by unanimous written consent on the 9th day of November, 1994, determined to and did merge into itself said Lam Research Inc., which resolutions are in the following words to wit:

WHEREAS the Corporation lawfully owns 100% of, the outstanding stock of Lam Research Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts, and

WHEREAS the Corporation desires to merge into itself said Lam Research Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED: That the Corporation merge into itself said Lam Research Inc. and assume all of its liabilities and obligations, such merger to be effective as of December 31, 1994.

RESOLVED FURTHER: That the chief executive officer and the secretary or assistant secretary of the Corporation be and they hereby are directed to make and execute, under the corporate seal of the Corporation, a certificate of ownership setting forth a copy of the resolution to merge said Lam Research Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

RESOLVED FURTHER: That the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Lam Research Corporation has caused its corporate seal to be affixed and this certificate to be signed by Roger D. Emerick, its Chief Executive Officer and attested by Henk J. Evenhuis, its Secretary, this 15th day of December, 1994.

By: /S/ ROGER D. EMERICK
Roger D. Emerick,
President

Attest: /S/ HENK J. EVENHUIS
Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
ONTRAK SYSTEMS, INC.
INTO
LAM RESEARCH CORPORATION
(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

Lam Research Corporation, a Delaware corporation (the "Parent"), does hereby certify:

FIRST:	That Parent is incorporated pursuant to the General Corporation Law of the State of Delaware;
SECOND:	That the Parent owns all of the outstanding shares of each class of the capital stock of OnTrak Systems, Inc., a Delaware corporation ("Sub"); and
THIRD:

That Parent, by the following resolutions of its Board of Directors, duly adopted on June 25, 1999 determined to merge into itself OnTrak Systems, Inc., on the conditions set forth in such resolutions:

RESOLVED, that Parent merge into itself its wholly owned subsidiary, OnTrak Systems, Inc., a Delaware corporation ("Sub"), and assume all of Sub's liabilities and obligations;

RESOLVED FURTHER that Parent shall be the surviving corporation upon effectiveness of the merger;

RESOLVED FURTHER that the directors and officers of Parent be, and each of them hereby is, authorized and directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Sub into Parent and to assume Sub's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of Newcastle County.

IN WITNESS WHEREOF, said Lam Research Corporation has caused its corporate seal to be affixed and this certificate to be signed by Richard H. Lovgren, its authorized Secretary and corporate officer, this 25th day of June, 1999.

By: /S/ RICHARD H. LOVGREN
Richard H. Lovgren
Its: Vice President, General
Counsel and Secretary

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
LAM RESEARCH CORPORATION

Lam Research Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

FIRST:

That the Board of Directors of the Company (the "Board"), at a meeting held on January 21, 2000, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing and directing the officers and directors of the Company to solicit the consent of the stockholders of the Company for consideration thereof.

Therefore, the first paragraph of Article "FOURTH" of the Certificate of Incorporation is hereby amended to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Four Hundred Five Million (405,000,000) shares, consisting of Four Hundred Million (400,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). At the effective time of this Certificate of Amendment to the Certificate of Incorporation each of the issued and outstanding shares of Common Stock of the Corporation shall be changed and converted into Three (3) shares of Common Stock of the Corporation."

SECOND:

That, thereafter, the necessary number of shares of the Company's capital stock, as required by the General Corporation Law of the State of Delaware, voted in favor of the foregoing amendment at a special meeting of the Corporation's stockholders held on March 6, 2000;

THIRD:	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; and
FOURTH:	That said amendment shall become effective on March 7, 2000.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Stephen G. Newberry, its President and Chief Operating Officer, and attested to by Richard H. Lovgren, its Vice President, General Counsel and Secretary, this 6th day of March, 2000.

LAM RESEARCH CORPORATION

By: /S/ STEPHEN G. NEWBERRY

Its: Stephen G. Newberry
President and Chief Operating
Officer

Attested to:

By: /S/ RICHARD H. LOVGREN

Its: Richard H. Lovgren
Vice President, General Counsel
and Secretary